Exhibit 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.
IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 3rd day of September, 2021.

THE CARLYLE GROUP INC.
By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	General Counsel

CARLYLE HOLDINGS I GP INC.
By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	Managing Director and General Counsel

CARLYLE HOLDINGS I GP SUB L.L.C.
By: Carlyle Holdings I GP Inc., its managing member
By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	Managing Director and General Counsel

CARLYLE HOLDINGS I L.P.
By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	Managing Director

CG SUBSIDIARY HOLDINGS L.L.C.
By: Carlyle Holdings I L.P., its managing member
By:	/s/ Jeffrey W. Ferguson
Name: Jeffrey W. Ferguson
Title: Managing Director

TC GROUP, L.L.C.
By: CG Subsidiary Holdings L.L.C., its sole member
By: Carlyle Holdings I L.P., its managing member
By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	Managing Director

CARLYLE INVESTMENT MANAGEMENT L.L.C.
By: TC Group, L.L.C., its managing member
By: Carlyle Holdings I L.P., its managing member
By:	/s/ Jeffrey W. Ferguson
Name:	Jeffrey W. Ferguson
Title:	General Counsel